UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2009
ORGANIC ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53545	20-0853334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Monterey Street, Suite 202 Salinas, CA 93901
(Address of principal executive offices)
(831) 240.0295
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page

Item 8.01 Other Events – Loans from Officer and Directors	3

Item 9.01 Promissory Note Agreements.	3

SIGNATURES	4

Item 8.01  Other Events

On August 7th 2009, the management of Organic Alliance Inc. (the “Company”) announced receiving a new loan from Mr. Parker Booth, the Company’s President and COO, for $170,000 and consolidated twelve previous loans from Mr. Booth into a single promissory note totaling ($223,500) the new promissory note of $393,500 pays interest at 5% and matures on December 31, 2009.  In addition, Mr. Booth will receive an equity interest of 2,391,747 restricted shares of the Company’s common stock.

In separate transactions, two Directors loaned the Company funds.

On July 13, 2009, Alicia Kriese, Director, loaned the Company $35,000 payable with interest at 5% and a maturity date of September 1, 2009.  In addition, Ms. Kriese will receive an equity interest of 231,000 restricted shares of the Company’s common stock.

On June 11, 2009, Dr. Corey Ruth, Director, loaned the Company $10,000 payable with interest at 5% and a maturity date of September 1, 2009.  In addition, Dr. Ruth will receive an equity interest of 33,000 restricted shares of the Company’s common stock.

All proceeds from the above loans will be used for the Company’s working capital.

Item 9.01	Exhibits Filed by Amendment.

(d) Exhibits.

Exhibit Number	Description
99.1	Promissory Note - Parker Booth dated August 13, 2009
99.2	Promissory Note - Alicia Kriese dated July 13, 2009
99.3	Promissory Note - Dr. Corey Ruth dated June 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: August 18, 2009	ORGANIC ALLIANCE, INC.

By: /s/ Tom Morrison
Tom Morrison, Chairman and CEO